                                                                  EXECUTION COPY

================================================================================

                                                                     Exhibit 4.1

                           PORT ARTHUR FINANCE CORP.,
                                    as Issuer

                         PORT ARTHUR COKER COMPANY L.P.,
                          as Partnership and Guarantor

                           SABINE RIVER HOLDING CORP.,
               as General Partner of the Partnership and Guarantor

                           NECHES RIVER HOLDING CORP.,
               as Limited Partner of the Partnership and Guarantor

                                       and

                        THE PREMCOR REFINING GROUP INC.,
                                  as Guarantor

                                       TO

                                 HSBC BANK USA,
        as Capital Markets Trustee for the Capital Markets Senior Lenders

                                      and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                  as Collateral Trustee for the Secured Parties
                                  ____________


                          First Supplemental Indenture

                            Dated as of June 6, 2002

                                  ____________


                      12.50% Senior Secured Notes Due 2009



================================================================================

          FIRST SUPPLEMENTAL INDENTURE, dated as of June 6, 2002, (this "Supplemental Indenture"), to the Indenture, dated as of August 19, 1999 (the "Indenture"), among PORT ARTHUR FINANCE CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Issuer"), having its principal office at Port Arthur, Texas, PORT ARTHUR COKER COMPANY L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the "Partnership"), having its principal office at Port Arthur, Texas, SABINE RIVER HOLDING CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "General Partner"), having its principal office at Port Arthur, Texas, NECHES RIVER HOLDING CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Limited Partner", and together with the General Partner, the "Original Guarantors"), having its principal office at Port Arthur, Texas, THE PREMCOR REFINING GROUP INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "PRG" and, together with the Original Guarantors, the "Guarantors"), having its principal office in St. Louis, Missouri, HSBC BANK USA, a New York banking corporation and trust company, as Capital Markets Trustee for the Capital Markets Senior Lenders (herein called the "Capital Markets Trustee"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as "Bankers Trust Company"), a New York banking corporation and trust company, as Collateral Trustee for the Secured Parties (herein called the "Collateral Trustee").


                                    RECITALS

          WHEREAS, Section 902 of the Indenture provides that, with the consent of Majority Bondholders, the Issuer, the Original Guarantors and the Capital Markets Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the other Financing Documents;

          WHEREAS, in connection with a restructuring of the Senior Debt, the Borrower, the Partnership and the Original Guarantors have proposed (i) to amend and to restate the Common Security Agreement in order to eliminate or modify certain covenants and agreements contained therein, to release certain security interests created thereby and to make other changes related or incidental to the foregoing and (ii) to amend the Indenture to provide for related changes;

          WHEREAS, such restructuring entails, among other things, the following: (i) prepayment of all outstanding Senior Debt other than the Securities and the cancellation of all Senior Debt Commitments; (ii) elimination of provisions related to the governance, ultimate ownership and certain transactions of the Partnership, the Issuer, the General Partner and the Limited Partner; (iii) contribution of the General Partner to PRG, resulting in the General Partner's becoming a wholly-owned subsidiary of PRG and a member of the Premcor consolidated group; (iv) addition of an unsecured, unconditional guarantee by PRG of all principal of and interest on the Securities; (v) elimination of the account waterfall and all secured accounts other than the Principal & Interest Accrual Account, the Debt Service Reserve Account and certain other accounts and the modification of those remaining accounts; (vi) modification of covenants to permit establishment of a new

Partnership/PRG working capital facility; (vii) elimination of security interests in crude oil, intermediate products and refined products, and all Accounts other than the Principal & Interest Accrual Account, the Debt Service Reserve Account and certain other accounts; (viii) creation of an exception to the restriction on security interests to permit the grant of a security interest in the Partnership's crude oil, intermediate products and refined products to the lenders under any Partnership/PRG working capital facility; and (ix) modification of the Restricted Payments provisions; and

          WHEREAS, Majority Bondholders have consented to the execution and delivery of an amended and restated Common Security Agreement, an amendment to the Transfer Restrictions Agreement and of this Supplemental Indenture to give effect to the foregoing and other agreed amendments.

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE ONE

                            DEFINITIONS IN INDENTURE

          Capitalized terms used and not otherwise defined in this Supplemental Indenture and in any certificate or other document executed by any party in connection herewith shall have the meanings assigned to them in the Indenture.


                                   ARTICLE TWO

                                   AMENDMENTS

          To give effect to the amendments described in the recitals, the following amendments are hereby made to the Indenture.

SECTION 201. The Indenture is hereby amended by replacing all references to "Bankers Trust Company" with references to "Deutsche Bank Trust Company Americas."

SECTION 202. The recitals to the Indenture are hereby amended by: (a) deleting the words "or Private Exchange Securities" in the fourth line of the first paragraph thereof; (b) replacing the comma after the word "Securities" in the fourth line of the first paragraph with the word "or"; (c) deleting the words "and the Private Exchange Securities" in the fifth line of the first paragraph thereof; and (d) replacing the comma after the word "Securities" in the fifth line of the first paragraph with the word "and".

SECTION 203.   Section 101 of the Indenture is hereby amended by:

       (a) replacing the reference to "Clark Refining Holdings Inc." in the definition of

     "Purchase Agreement" with a reference to "Premcor Inc.";

          (b) replacing the definition of "Common Security Agreement" with the words "means the Amended and Restated Common Security Agreement, dated as of June 6, 2002, among Port Arthur Finance Corp., Port Arthur Coker Company L.P., Sabine River Holding Corp., Neches River Holding Corp., Deutsche Bank Trust Company Americas, as Collateral Trustee for the Senior Lenders, HSBC Bank USA, as Capital Markets Trustee for the Capital Markets Senior Lenders, and Deutsche Bank Trust Company Americas, as Depositary Bank, as the same may be amended or supplemented in accordance with its terms and in effect from time to time.";

          (c) deleting the words "clause (a) and (c) of" after the words "pursuant to" in the definition of "Redemption Price";

          (d) replacing the definition of "Exchange Offer" with the words "has the meaning specified in the definition of the term "Registered Exchange Offer" in the Registration Rights Agreement.";

          (e) inserting the following definition in the appropriate alphabetical order:

              "PRG" means Premcor Refining Company Inc.;

          (f) replacing the definition of "Exchange Securities" with the words "has the meaning specified in the Registration Rights Agreement.";

          (g) replacing the definition of "Original Securities" with the words "has the meaning specified in the definition of the term "Initial Securities" in the Registration Rights Agreement.";

          (h) deleting the definition of "Private Exchange Securities";

          (i) replacing the definition of "Registration Rights Agreement" with the words "means the Registration Rights Agreement, dated as of June
     6, 2002, among the Issuer, the Partnership, the General Partner, the Limited Partner, PRG and the Capital Markets Trustee.";

          (j) replacing the definition of "Restricted Securities" with the following words: "has the meaning specified in the Registration Rights Agreement.";

          (k) deleting the words "and the Private Exchange Securities" in the second line of the definition of "Securities"; and

          (1) replacing the comma after the word "Securities" in the second line of the definition of "Securities" with the word "and".

SECTION 204. Section 202 of the Indenture is hereby amended by inserting the following paragraph after the first paragraph thereof:

"[Include if Security is a Restricted Global Security as a result of the Guarantee by PRG not being registered under the Securities Act -- THE GUARANTEE OF THE PREMCOR REFINING

GROUP INC. ACCOMPANYING THIS SECURITY (THE "PRG GUARANTEE") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND AS A RESULT, THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(l) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE TRANSFEROR IS REQUIRED TO DELIVER WRITTEN CONFIRMATION TO THE CAPITAL MARKETS TRUSTEE THAT THE TRANSFER IS BEING MADE IN COMPLIANCE WITH THE PARTICULAR RESTRICTIONS ON TRANSFER SPECIFIED IN CLAUSE (A)(2), (A)(3), OR (A)(4) ABOVE. THE HOLDER HEREOF, BY ACCEPTING THE PRG GUARANTEE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER AND THE GUARANTORS THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. NO REPRESENTATION HAS BEEN OR CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS SECURITY.]"

SECTION 205. Section 203 of the Indenture is hereby amended by: (a) replacing the words "and, together with the Partnership and the General Partner, the "Guarantors")" with the words ", The Premcor Refining Group Inc. (herein called "PRG" and together with the Partnership, the General Partner and the Limited Partner, the "Guarantors")" following the words "(herein called the "Limited Partner" in the sixth line of the first paragraph thereof; (b) deleting the words "clauses (a) and (c) of" after the word "under" in the second line of the second paragraph thereof; (c) delete the words "of this clause (1)" after the words "subclause (C)" in the third line of clause (D) of the fourth paragraph thereof; (d) replacing the words "neither the Issuer nor any of the Guarantors is" with the words "PRG is not" in the second line of the 14th paragraph thereof; (e) deleting the words "(including Bank Senior Debt)" in the 13th line of the 15th paragraph thereof; (f) replacing the reference to "August 19, 1999" with a reference to "June 6, 2002" in the second line of the 16th paragraph thereof; (g) adding the words "by the Partnership, the General Partner and the Limited Partner" after the words "the Guarantee" in the seventh line of the 24th paragraph thereof; (h) adding the sentence "The Guarantee by PRG is unsecured." after the second sentence of the 24th paragraph thereof; (i) deleting the words "as set forth in Sections 5.05 and 10.12 of the Common Security Agreement and other than" in the eighth line of the 24th paragraph thereof; (j) deleting the words "and any Oil Payment Reimbursement Obligations incurred pursuant to the Oil Payment Reimbursement Agreement," in the 12th line of the 24th paragraph and in the 15th line of the 24th paragraph thereof; and (k) deleting the words "in each case" in the 16th line of the 24th paragraph thereof.

SECTION 206. Section 205 of the Indenture is hereby amended by: (a) deleting the words "as set forth in Sections 5.05 and 10.12 of the Common Security Agreement and other than" in the second line of the fourth paragraph thereof; (b) adding the words "by the Partnership, the General Partner and the Limited Partner" after the words "the Guarantee" in the fourth line of the fourth paragraph thereof; (c) deleting the words "and any Oil Payment Reimbursement Obligations incurred pursuant to the Oil Payment Reimbursement Agreement," in the sixth line of the fourth paragraph thereof; (d) deleting the words "in each case" in the seventh line of the fourth paragraph thereof; and (e) adding a signature line for "The Premcor Refining Group Inc." at the end of Section 205 thereof.

SECTION 207. Section 311 of the Indenture is hereby amended by: (a) adding the words "by the Partnership, the General Partner and the Limited Partner" after the words "The Guarantee" in the seventh line thereof; (b) deleting the words "as set forth in Sections 5.05 and 10.12 of the Common Security Agreement and other than" in the eighth line thereof; (c) deleting the words "and any Oil Payment Reimbursement Obligations incurred pursuant to the Oil Payment Reimbursement Agreement," in the 12th line thereof; (d) adding the words "by the Partnership, the General Partner and the Limited Partner" after the words "the Guarantee" in the 13th line thereof; (e) deleting the words "and any Oil Payment Reimbursement Obligations incurred pursuant to the Oil Payment Reimbursement Agreement," in the 15th line thereof; and (f) deleting the words "in each case" in the 16th line thereof.

SECTION 208. Section 704 of the Indenture is hereby amended by replacing the words "the Issuer and the Guarantors" with the words "PRG, on behalf of the Issuer and the other Guarantors," in the first line thereof.

SECTION 209. Section 705 of the Indenture is hereby amended by replacing the words "the Issuer and the Guarantors" with the words "PRG, on behalf of the Issuer and the other Guarantors," in the third and eighth line thereof.

SECTION 210. Section 802 of the Indenture is hereby amended by: (a) replacing the number "15" with the number "2" in the 11th line of the first paragraph thereof; (b) adding the word "after" after the words "Business Days" in the 12th line of the first paragraph thereof; and (c) deleting the words "(including Bank Senior Lenders)" in the sixth line of the second paragraph thereof.

SECTION 211. Section 902 of the Indenture is hereby amended by replacing the reference to Section 4.01(u) of the Common Security Agreement in the seventh line of the second paragraph thereof with reference to Section 4.01 (r) of the Common Security Agreement.

SECTION 212. Section 1001 of the Indenture is hereby amended in its entirety to read as follows: "The Issuer and the Guarantors covenant and agree for the benefit of the Holders of Security Outstanding, that so long as any Securities is Outstanding, each of them shall duly perform, observe and comply with all of its obligations, covenants and agreements set forth in the Common Security Agreement, including without limitation (a) with respect to the Partnership and the Issuer, the covenants set forth in Section 4.01 of the Common Security Agreement, (b) with respect to the Partners, the covenants set forth in Section
4.02 of the Common Security Agreement and (c) with respect to PRG, the covenants set forth in Section 4.03 of the Common Security Agreement; all such obligations, covenants and agreements, together with any schedules, appendices, defined terms related thereto, are hereby incorporated by reference mutatis mutandis for the benefit of the Holders of Securities. It is understood and agreed that PRG is not subject to any covenants or agreements set forth in, and has no other obligations under, the Common Security Agreement other than in respect of the Guarantee in Section 12.01 thereof and the covenants set forth in Sections 4.03 and 4.04 thereof."

SECTION 213. Section 1006 of the Indenture is hereby amended by: (a) replacing the words "The Issuer or the Guarantors" with the words "PRG, on behalf of the Issuer and the other Guarantors," in the first line thereof; and (b) replacing each reference to "the Issuer and the Guarantors" in such Section with the words "PRG, on behalf of the Issuer and the other Guarantors.

SECTION 214. Section 1007 of the Indenture is hereby amended by replacing the words "the Issuer and the Guarantors" with the words "PRG, on behalf of the Issuer and the other Guarantors," in the second and fifth lines thereof.

SECTION 215. Section 1008 of the Indenture is hereby amended by replacing the reference to Section 401(u) of the Common Security Agreement in the 12th line of the first paragraph thereof with reference to Section 401(r) of the Common Security Agreement.

SECTION 216. Section 1303 of the Indenture is hereby amended by: (a) replacing the words "the Issuer" with the words "each of the Issuer and each Guarantor" in the second line thereof; (b) replacing the word "obligation" with the word "obligations" in the fourth line thereof; (c) adding the words ", any covenants and obligations under the other Financing Documents" after the words "Common Security Agreement" in fifth line thereof; (d) replacing the reference to "Section 901(2), 901(7), and 1002 through 1007 inclusive" in the sixth line thereof with a reference to "Section 901(2), 90l(7), 1001 and 1003 through
1007 inclusive"; (e) adding the words "or Section 5.01(b) or 5.01(c) hereof" after the words "Common Security Agreement" in the eighth line thereof; and (f) deleting the words "(to the extent so specified in the case of Section 10.01 of the Common Security Agreement)" in the 14th line thereof.

SECTION 217. The Corporate Trust Office for the purpose of Section 105 of the Indenture shall be as follows: "HSBC Bank USA, Issuer Services, 452 Fifth Avenue, New York, New York 10018-2706 or to such other address of which the Capital Markets Trustee has given notice".


                                  ARTICLE THREE

                                    GUARANTEE

 SECTION 301. PRG as a Party and Guarantor.

         PRG acknowledges that, as a result of the execution of this Supplemental Indenture, it is a party and a Guarantor for all purposes of the Indenture including without limitation of Section 117 thereof, and agrees to be bound by the Indenture and to perform in accordance with its terms all the obligations which by the terms of the Indenture and the Securities are required to be performed by a Guarantor thereunder.

 SECTION 302.       Guarantee of PRG.

             Without limiting the generality of Section 301 hereof, PRG (a) agrees with each Holder of a Security authenticated and delivered by the Capital Markets Trustee and with the Capital Markets Trustee on behalf of such Holder to be unconditionally and jointly and severally bound by the terms and provisions of the Guarantee set forth in Section 205 of the Indenture and (b) authorizes the Issuer, in the name and on behalf of PRG, to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Capital Markets Trustee.

 SECTION 303.       Execution and Delivery of Guarantee.

             To evidence the Guarantee set forth in Section 302 hereof, PRG agrees that a notation of the Guarantee substantially in the form set forth in
Section 205 of the Indenture shall be endorsed on each Security authenticated and delivered by the Capital Markets Trustee and that this Supplemental Indenture shall be executed on behalf of the Guarantors by a Responsible Officer of each.

             PRG agrees that the Guarantee set forth in Article Twelve of the Indenture will remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of the Guarantee.

 SECTION 304.       Delivery of Security.

             Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver a Security that bears the legends required to be set forth on the face of a Restricted Security pursuant to Section 202 of the Indenture, in an aggregate principal amount of $255,000,000, executed by the Issuer, and having endorsed thereon the Guarantee by the Guarantors, to the Capital Markets Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Security and Officers' Certificates, all in accordance with Section 303 of the Indenture. The Capital Markets Trustee in accordance with such Issuer Order shall authenticate and deliver such Security, in accordance with Section 303 of the Indenture, in exchange for a like principal amount of Original Securities surrendered for cancellation in accordance with Section 309 of the Indenture. The new Security so issued, authenticated and delivered shall be a Restricted Security for all purposes of the Indenture.


                                  ARTICLE FOUR

                                  MISCELLANEOUS

 SECTION 401.       Effectiveness,

             This Supplemental Indenture shall come into full force and effect in accordance with Section 5.03 of the Master Amendment Agreement, dated as of the date hereof, among the Issuer, the Partnership, General Partner, the Limited Partner, PRG, Premcor USA Inc., Premcor Inc., Deutsche

Bank Trust Company Americas, as Collateral Trustee for the Senior Lenders, and HSBC Bank USA, as Capital Markets Trustee for the Capital Markets Senior Lenders. Upon effectiveness, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby, provided that the Guarantee of PRG pursuant to Section 1201 of the Indenture as amended hereby shall only become effective upon completion of the transactions contemplated by Section 5.02 of the Master Amendment Agreement.

SECTION 402.    Indenture Remains in Full Force and Effect.

            Except as supplemented hereby, the Indenture shall remain in full force and effect.

SECTION 403.    Indenture and Supplemental Indenture Construed Together.

            This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 404.    Confirmation and Preservation of Indenture.

            The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 405.    Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies, or conflicts with, a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control.

SECTION 406.    Effect of Headings.

            The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

SECTION 407.    Separability Clause.

            If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 408.    Benefits of Supplemental Indenture.

            Nothing in this Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 409.    Governing Law.

            This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 410.    Interpretation.

            This Supplemental Indenture shall be construed and interpreted to give effect to the intentions of the parties set forth in the recitals and the Amended and Restated Common Security Agreement.

SECTION 411.    Counterparts.

            This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts together constitute but one in the same instrument.

SECTION 412.    Successors.

            All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind its successors. All agreements of the Capital Markets Trustee and the Collateral Trustee in this Supplemental Indenture shall bind its successors.

SECTION 413.    Capital Markets Trustee Not Responsible for Recitals.

            The recitals herein contained are made by the Issuer and the Guarantors and not by the Capital Markets Trustee or the Collateral Trustee, and neither the Capital Markets Trustee nor the Collateral Trustee assume responsibility for the correctness thereof. Neither Capital Markets Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate or partnership seals to be hereunto affixed and attested, all as of the day and year first above written.


                                          PORT ARTHUR FINANCE CORP.


                                          By: ________________________________
                                              Name:
                                              Title:

                                          PORT ARTHUR COKER COMPANY L.P.
                                          By: SABINE RIVER HOLDING CORP.,
                                              as General Partner


                                          By: ________________________________
                                              Name:
                                              Title:

                                          SABINE RIVER HOLDING CORP.


                                          By: ________________________________
                                              Name:
                                              Title:

                                          NECHES RIVER HOLDING CORP.


                                          By: ________________________________
                                              Name:
                                              Title:

                                          THE PREMCOR REFINING GROUP INC.


                                          By: ________________________________
                                              Name:
                                              Title:

                                        HSBC BANK USA,
                                        as Capital Markets Trustee for the
                                        Capital Markets Senior Lenders


                                        By: __________________________________
                                            Name:
                                            Title:

                                        By: __________________________________
                                            Name:
                                            Title:




                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Collateral Trustee for the Secured
                                        Parties


                                        By: __________________________________
                                            Name:
                                            Title:

                                        By: __________________________________
                                            Name:
                                            Title: